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                               CONTRACT SCHEDULE

                   GUARANTEED WITHDRAWAL BENEFIT (GWB) RIDER

EFFECTIVE DATE:              [April 29, 2012]

GWB PURCHASE PAYMENT         [120 days from the Effective Date]
PERIOD:

MAXIMUM BENEFIT AMOUNT:      [$5,000,000]


GWB ADJUSTMENT               [5th] Contract Anniversary, [10th]Contract
ANNIVERSARY:                 Anniversary]

GWB ADJUSTMENT PERCENTAGE:   [5th Contract Anniversary  - 20%
                             10th Contact Anniversary - 20%]

GWB WITHDRAWAL RATE:         [4.50%] If the first withdrawal is taken before
                             the 5th Contract Anniversary.
                             [5.00%] If the first withdrawal is taken on or after the 5th Contract Anniversary but before the 10th Contract Anniversary.
                             [5.50%] If the first withdrawal is taken or after the 10th Contract Anniversary.

AUTOMATIC STEP-UP DATE:      [Every Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP    [85]
AGE:

GWB MAXIMUM FEE RATE:        [1.60%]

GWB FEE RATE:                [0.90%] If Remaining Guaranteed Withdrawal Amount
                             is greater than zero.
                             [0.00%] If Remaining Guaranteed Withdrawal Amount is zero.

GWB CANCELLATION WINDOW      [30 day period following the 5th, 10th, and 15th
PERIODS:                     and later Contract Anniversaries following the
                             Effective Date]




GUARANTEED PRINCIPAL         [15th Contract Anniversary following the Effective
ADJUSTMENT ELIGIBILITY       Date]
DATE:

GWB MAXIMUM CONTINUATION     [80]
AGE:

ALLOCATION, TRANSFER AND
------------------------
REBALANCING LIMITS:
-------------------

GWB SUBACCOUNTS:             [AllianceBernstein Global Dynamic Allocation
                             Portfolio AQR Global Risk Balanced Portfolio
                             BlackRock Global Tactical Strategies Portfolio
                             Invesco Balanced-Risk Allocation Portfolio
                             JPMorgan Global Active Allocation Portfolio
                             MetLife Balanced Plus Portfolio MetLife
                             Multi-Index Targeted Risk Portfolio Schroders
                             Global Multi-Asset Portfolio Pyramis Government
                             Income Fund]

FMLI-GWB (4/13)


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PLATFORM 1 MINIMUM           NO LIMITS APPLY
PERCENTAGE:

PLATFORM 1 SUBACCOUNTS:      N/A

PLATFORM 2 MAXIMUM           NO LIMITS APPLY
PERCENTAGE:

PLATFORM 2 SUBACCOUNTS:      N/A

PLATFORM 3 MAXIMUM           NO LIMITS APPLY
PERCENTAGE:

PLATFORM 3 SUBACCOUNTS:      N/A

PLATFORM 4 MAXIMUM           NO LIMITS APPLY
PERCENTAGE:

PLATFORM 4 SUBACCOUNTS:      N/A


    For IRAs and other contracts subject to Section 401(a)(9) of the Internal Revenue Code, You may be required to take withdrawals to fulfill minimum distribution requirements. These required distributions may be larger than the ABP. We will increase Your ABP to equal Your required minimum distribution amount for that year, if such amounts are greater than Your ABP. This rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules may reduce your RGWA more rapidly than it otherwise would have occurred. You should consider whether the benefit is appropriate for your circumstances. We encourage You to consult a tax advisor to discuss withdrawals related to this matter.

FMLI-GWB (4/13)


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                               CONTRACT SCHEDULE

GUARANTEED  WITHDRAWAL  BENEFIT  (GWB)  PAYMENT  ENHANCEMENT  SPECIFICATIONS:

PAYMENT ENHANCEMENT WAITING  [3 Years]
PERIOD:

PAYMENT ENHANCEMENT RATE:    [150%]

MINIMUM PAYMENT ENHANCEMENT  [60 days]
CONFINEMENT PERIOD:


MAXIMUM PAYMENT ENHANCEMENT  [90]
AGE:

FMLI-GWB (4/13)